SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                September 8, 1999



                        GS FINANCIAL PRODUCTS U.S., L.P.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)



     CAYMAN ISLANDS               NO. 000-25178                NO. 52-1919759
     --------------               -------------                --------------
(State or Other Jurisdic-          (Commission                  (IRS Employer
 tion of Incorporation)            File Number)                Identification
                                                                      No.)



              P.O. BOX 896
  HARBOUR CENTRE, NORTH CHURCH STREET
      GRAND CAYMAN, CAYMAN ISLANDS                                  N/A
             BRITISH WEST INDIES                                ----------
  -----------------------------------
(Address of Principal Executive Offices)                        (Zip Code)




Registrant's telephone number, including area code: (345) 945-1326



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On September 8, 1999, GS Financial Products U.S., L.P. (the "Company") agreed to repurchase from an affiliate $33.5 million aggregate face amount of the Company's Nikkei 225 Indexed Notes due December 22, 2000 (the "Notes"), representing 83.75% of the aggregate face amount of the Notes outstanding, at a purchase price of $1,023.90 per $1,000 face amount of each Note repurchased. The Company intends to cancel the repurchased Notes on September 10, 1999 following settlement.

         The repurchase of the Notes was funded through the early termination of various derivative transactions with affiliates that the Company entered into to hedge its obligations under the Notes and cash provided by operations.

         Goldman, Sachs & Co. acts as a market maker for the Notes, but may cease such market making at any time without notice. The Notes are listed on the American Stock Exchange under the symbol "GSN.A".

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  GS FINANCIAL PRODUCTS U.S., L.P.
                                    (Registrant)
                                    acting by its general partner
                                    GS Financial Products US Co.



Date: September 9, 1999             By:  /S/ BRIAN J. LEE
                                       -----------------------------------------
                                       Name:   Brian J. Lee
                                       Title:  Treasurer

                                    For and on behalf of GS Financial
                                    Products US Co., managing partner
                                    of GS Financial Products U.S., L.P.